SUNWAY GLOBAL INC.
(SUWG.OB)

A Leading Provider of Healthcare Automation in China

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements that are not historical facts are forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but not limited to, factors related to the Sunway Global's anticipated growth strategies, future business development, ability to attract and retain new clients, ability to develop new products, expand to other related industries or markets in other geographical locations, and other information detailed from time to time in the filings and future filings with the United States Securities and Exchange Commission. Readers are advised that this information is intended for the use of investment professionals. Anyone interested in obtaining information on Sunway Global should contact Sunway Global, as set forth above, to receive the Sunway Global's most recent financial reports. This presentation was developed by Sunway Global and is intended solely for informational purposes and is not to be construed as an offer to sell or the solicitation of an offer to buy the Company's stock. This profile is based upon information available to the public, as well as other information from sources which management believes to be reliable, but is not guaranteed by the Company as being accurate nor does it purport to be complete. Opinions expressed herein are those of management as of the date of publication and are subject to change without notice.

Agenda

- Company Overview
- Product and Industry Landscape
- Sales & Marketing
- Manufacturing and R&D
- Management Team
- Financial Snapshot
- Investment Highlights

Company Overview

Leader in Healthcare Logistics Automation

- The only manufacturer of pneumatic tube system and medicine dispensing and packing system in china
- Total solutions provider offering system design, manufacturing, installation and customer support
- Largest market share in Hospital Pneumatic Tube System in China. Entered Pharmacy Automation System market in 2008. The third product will be enter the market in this year.
- Installed bases in approximately 260 hospitals (40 of which have multiple orders) in 27 provinces, and 16 customers in France, Germany, Spain.
- Strong R&D team with 13 patents

Hospital Pneumatic Tube System



Medicine Dispensing & Packing System



Dispensary automatic designed system



Hospital Pneumatic Tube System: Introduction

- **Pneumatic tubes are systems in which containers are propelled through a network of tubes by air**
- **Pneumatic Tube System is a key component of hospital material transportation system. The system is a highly sophisticated integration of electronics, software, mechanics, communication, and automation**
  - **Mainly used to transport drugs, specimens, blood products, X-ray, and sterile goods that require an immediate response**
  - **On-demand high speed transportation over long distances overhead, underground, and between buildings**
- **Key advantages**
  - **Improves efficiency, "hospital highway"**
  - **Reduces hospital operation cost and labor cost**
  - **Reduces the risk of contamination**
  - **Reduces crowds and waiting time in hospitals**





Hospital Pneumatic Tube System: US$2 Billion Chinese Market

Pneumatic Tube Systems are widely used by large hospitals in North America and Europe

- Our largest competitor in China, Swisslog, has an installed base of over 3000 hospitals worldwide, and over 1500 hospitals in North America. In 2007, Swisslog's sales from healthcare solutions is over $200M

Hospital pneumatic tube system first entered China in 1997. Hospitals have become generally aware of the product by 2000. Significant growth in the last three years

- By 2005, a total of 200 systems were installed in China. By 2007, approximately 500 systems were installed
- There are approximately 20,000 hospitals in China, of which 3000 hospitals have more than 500 beds, and 3000 have more than 300 beds. Another 84% market to be developed
- On average, each station sells for $10,000. A hospital with over 500 beds needs 40 stations, and a hospital with over 300 beds needs 20 stations.

Favorable government policies

- Chinese government is focused on improving quality of healthcare. Investment for healthcare reform is expected to exceed $120 billion in the next three years
- At the end of 2007, Chinese government released new procurement policy that favors domestic products and requires special approval for imported products

Pneumatic Tube Transportation System: Competitive Landscape

Sunway Close to 34% Market Share in 2009



Telecom 4%
Other 6%
Sunway 34%
Hortig 7%
Sumetzberg er 20%
Swisslog 29%

Clear Advantage over Competitors

- Versus International Competitors
  - Timely maintenance and customer service (mainly 12 hr response time)
  - Chinese language interface
  - Government procurement policy prefers domestic products
- Versus Potential Domestic Competitors
  - First-mover advantage
  - Established brand, sales and distribution, and customer service network
  - Superior R&D capabilities

Pneumatic Tube Transportation System: Detailed Product Feature Comparison

Key Features	Advantage	Sunway China	Swisslog Germany	Horitg Germany	Sumetzbe Austria	Telecom Holland
One PC controls the entire system	Centralized control with proportional-integral-derivative (PID) algorithm	●	○	●	●	○
Proprietary automated control software	Highly customized	●	●	●	●	○
"Smart" transportation bottle can return to initiating station	User friendly	●	●	○	●	○
Dynamic disinfection within the tubes	Avoids inter-drug contamination	●	○	○	●	●
Isolation of air from external environment	Avoids air contamination within the tubes	●	●	○	○	●
Dynamic UV disinfection	Disinfection for the second time when the machine is in idle mode	●	○	○	○	○
Adaptable work station extension	Flexible for customers to add or reduce the number of work stations	●	●	●	●	○
Dynamic flow charts on work station monitors	Monitors work flow at anytime	●	○	○	○	○
Menu selection systems for operations	Easy and accurate	●	○	○	○	○
Automatically store previous work requests in all work stations	Easy to keep track of records	●	○	○	○	○
System online update	Expedites system upgrade process without having to disassemble control circuits	●	○	○	○	○
Automatic system diagnosis and restoration	Automated process with no human interference	●	●	○	●	○

Medicine Dispensing & Packing System: Introduction

- Medicine Dispensing & Packing System is a key part of Pharmacy Automation Market
  - It outputs individually packed pill packages for patients according to physicians' orders. The packet would include patient's name, date, name and quantity of each medicine in the packet, as well as instructions to take each medicine,
  - Primarily used for in-patient
- Key advantages:
  - Reduces error from 0.2% manually to 1 in 370,000
  - Improves efficiency and ensures on-time delivery of medicine to patients: outputs 60 packages per minute
  - Reduces medical cost – customized quantities avoids buying larger than necessary packages
- Sunway's offerings
  - Four types of Medicine Dispensing & Packing System to satisfy customer demands for a different number of medicines to include in the system (from 240 medicines to 500 medicine)



Medicine Dispensing & Packing System: US$800 Million Chinese Market

Medicine Dispensing & Packing Systems are widely used by hospitals and pharmacies in Japan, South Korea, and Taiwan

- With 49 million population, South Korea has approximately 1000 Medicine Dispensing & Packing System. With 23 million population, Taiwan has 500 Medicine Dispensing & Packing System

Medicine Dispensing & Packing System first entered China in 2005. Over 2006 and 2007, hospitals are becoming more familiar of the product and are starting to implement. By the end of 2007, 40 hospitals have installed the product

- There are 3000 hospitals in China with more than 500 beds
- Each Medicine Dispensing & Packing System sells for approximately $280,000

Favorable government policies

- Chinese government is focused on improving quality of healthcare. Investment for healthcare reform is expected to exceed $120 billion in the next three years.
- At the end of 2007, Chinese government released new procurement policy that favors domestic products and requires special approval for imported products
- Medicine Dispensing & Packing System helps reduce healthcare cost, an important goal of healthcare reform in China

Medicine Dispensing & Packing System: Competitive Landscape

Sunway Entered the Market in 2009



Sunway
18%
Yuyamay
46%
Sanyan
5%
Tosho
31%

Clear Advantage over Competitors

- Versus International Competitors
  - Timely maintenance and customer service
  - Updated design significantly reduced maintenance cost
  - Government policy support
- Versus Potential Domestic Competitors
  - First-mover advantage
  - Established brand and track-record
  - Superior R&D capabilities

Medicine Dispensing & Packing System: Detailed Product Feature Comparison

Key Features	Advantage	Sunway China	TOSHU JAPAN	SANYAN JAPAN	YUYAOMA JAPAN
Each medicine container is controlled by an independent CPU	Monitors each containers' operation	●	○	○	●
Central circuit connection	Easy to maintain and repair	●	○	○	●
Random placement of medicine containers in the drawers	Functions normally even if the pharmacist mistakenly placed the containers	●	○	○	●
Electronic security lock enabled when the medicine drawers are in motion	Keeps the balance of the entire machine	●	○	○	●
Automatically change medicine bags	User friendly	●	●	○	●
Print less than four of the medicine bags every time the machine starts	Cost saving	●	○	●	●
Adaptable work station extension	Flexible for customers to add or reduce the number of medicine containers	●	●	○	●
Automatic diagnosis of system error	Easy to maintain and repair	●	●	●	●
High accuracy	Minimizes errors and pharmacists' frequency of checking	●	●	○	●
High quality for similar prices	Minimizes unnecessary expense from system quality problem	●	○	○	○
The system is equipped with UPS and can continue to function after losing electricity	Continues to finish existing work requests after losing electricity	●	○	○	○
The system does not need to be shut down when adding new medicine containers	No interruption to operations	●	●	○	●

Dispensary automatic designed system: Introduction

- dispensary automatic designed system is a key part of Dispensary Automation Market
  - Dispensary automatic designed system can dispense the medicine on every prescription in an automatic, quick and accurate manner
  - Primarily used in pharmacies

Key advantages:

- Promote substantially the accuracy rate, and reduces the errors
- Update the information about dispensing and remained medicine
- Make things easy for patients
- It can be applied to medicine without bar codes



Effective Sales & Distribution

Extensive Sales Network

- Products in over 260 hospitals in 23 provinces, and 16 customers in France, Germany, Spain.
- 20 distributors, 10 direct sales offices.
- Recently started expanding into India and Europe. Plan to expand into other international markets


Europe
New Deli

Attractive Sales Model

- Pneumatic Tube Transportation System:
  - Chinese hospitals typically have multiple buildings and they often upgrade the buildings one at a time
  - Once Sunway's products are installed in one building, the hospital will continue to purchase Sunway products as they renovate other existing buildings or construct new buildings
- Medicine Dispensing & Packing System
  - Expand through Sunway's existing hospital customer base
  - Specialized packaging materials, approximately $10,000 per year per system

Established Manufacturing Base with ISO9001 and EU CE Certification


三
维




SGS
VERIFICATION OF EMC COMPLIANCE
CE
CERTIFICATE
QUALITY MANAGEMENT SYSTEM CERTIFCATE
Daqing Sunway SCI. & TECH. Co., Ltd.
CNAB

In addition to the manufacturing base in Daqing, Heilongjiang. Sunway has established a new base in Qingdao for manufacturing and easy export in 2009.

40 People R&D team with 13 Patents



Experienced Management Team

Chairman & CEO: Liu Bo	45 years old. Founded Sunway in 1993. Lead the industrial computer project as part of China's "Ninth's Five Year Plan". Lead the writing of a book on industrial automation, which is now listed as a reference book for Tsinghua University's Automation Concentration .Graduated with MBA from Tsinghua University
VP & Director: Liang, Deli	48 years old. Joined Sunway in 1997. Led R&D team to National New Product Award. Graduated with MBA from Tsinghua University. Spent two years training in Japan and Singapore
Head of R&D: Wang, Wenlong	45 years old. Joined Sunway in 2000. Led R&D team to 18 patents. Gradated from Harbin Industrial University. Trained at DORRIES in Germany for two years.
CFO: Sam Sheng	39 years old. Joined Sunway in 2007 with 18 years of experience in finance for publicly traded companies listed both in China and in the US
CMO: Lu Jiangxin	41 years old. Joined Sunway in 2009 with 10 years of experience in sale for GE in China.

Growth Strategy: Penetrate Healthcare Logistic Market, Expend Into Other Sectors & Internationally



Domestic Chinese Market
Healthcare Logistic System
Pneumatic Transportatio n System
Automatic Pill Packaging System
Automatic Dispensing Pharmacy
Supermark et logistic System
Retail Banking Logistic System
International Market
International cooperation with German MACH4
Co-Brand:
MACH4 SUWG UNIDOSE

Summary Income Statement

($M)	2007	2008	2009	Q2 of 2009	Q2 of 2010	2010E
Revenue	11.9	19.8	13.1	5.7	10.7	23.8
Gross Profit	8.4	14.2	8.4	3.7	7.1	16.5
Operating Profit	5.8	10.7	4.4	1.9	4.8	11.6
non-cash income	-	-	24.3	6.1	(0.8)	-
Net Income	6.0	9.1	28.0	7.7	3.2	8.8
Revenue Growth	33%	67%	(34)%			81%
Gross Margin	71%	72%	64%	65%	67%	69%
Operating Margin	49%	54%	36%	34%	45%	49%
Net Margin	51%	46%	-	-	30%	37%

PTS and MADP annual service revenues approximately 5% of the total equipment revenues

Medicine Dispensing & Packing System annual consumable goods revenues approximately $10,000 per equipment

Strong Balance Sheet & Cash Flow

($M)	2007	2008	2009	Q2 of 2009	Q2 of 2010
Cash & Equivalents	5.8	15.2	4.7	7.6	6.6
Total Current Assets	10.8	19.9	10.3	13.6	14.9
Total Assets	23.8	41.4	40.5	37.9	44.9
Total Current Liabilities	1.2	1.5	1.7	1.2	1.8
Warrant Liability	-	-	40.8	59.0	41.6
Shareholder Equity	22.6	39.9	(2.0)	(22.1)	1.5
Cash from Operating Activities	4.9	11.0	6.1	1.8	3.3
Net Change in Cash	4.1	8.2	(10.6)	(7.6)	1.9

Capital Market Snapshot

Listed on OTCBB:	SUWG.OB
Price (August 6, 2010):	$3.55
52 Week High / Low:	$4.75 / $1.65
Shares Outstanding (31/12/2010)	27.63 million
Market Capitalization:	$98 million
Last Twelve Month EPS (Treasury, Excluding Non-cash income):	$0.12
Forward Twelve Month EPS Estimate (Treasury):	$0.40

Investment Highlight

SUNWAY

- The only manufacturer in china
- Participate in the robust growth of healthcare infrastructure market in China
- Low cost producer with clear home advantage and export potential
- Established sales and customer service network
- Strong R&D to penetrate existing markets and extend to other industries

Thank you!

www.sunwaytech.com.cn